Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 5, 2022 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2022. The Company reported net income of $42.2 million, or $0.28 per diluted common share, for the quarter ended March 31, 2022. Normalized FFO for the three months ended March 31, 2022 totaled $64.8 million, or $0.43 per diluted common share.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.43, an increase of 3.6% from $0.42 in the first quarter of 2021.
•Same store cash NOI for the first quarter increased 2.9% over the prior year. For the trailing twelve months ended March 31, 2022, same store cash NOI grew 2.6%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.94%
◦Future annual contractual increases of 3.0% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 3.4% on 260,000 square feet renewed:
▪2% (<0% spread)
▪7% (0-3%)
▪76% (3-4%)
▪15% (>4%)
◦Tenant retention of 83.5%
•Portfolio leasing activity in the first quarter totaled 501,000 square feet related to 167 leases:
◦318,000 square feet of renewals
◦183,000 square feet of new and expansion leases
•During the first quarter, the Company acquired nine medical office buildings for $223.2 million totaling 399,000 square feet.
◦In Dallas, a medical office building for $8.2 million totaling 18,000 square feet adjacent to Aa2 rated Texas Health's Harris Methodist Hospital. The Company now owns three properties in this cluster and 2.3 million square feet in the Dallas market.
◦In San Francisco, six buildings totaling 277,000 square feet associated with multiple, investment grade rated health systems for $181.2 million.
▪Three buildings totaling 166,000 square feet for $114.0 million consisting of a 25,000 square foot building anchored by AA- rated Kaiser Permanente, a 77,000 square foot building anchored by A rated Sutter Health, and a 65,000 square foot building anchored by A rated Sutter Health and A- rated CommonSpirit Health.
▪Three buildings totaling 111,000 square feet for $67.2 million consisting of a 45,000 square foot on-campus building leased to BBB rated MarinHealth, a 42,000 square foot building located adjacent to AA- rated Kaiser's Santa Rosa Medical Center, and a 23,000 square

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foot building anchored by A rated Sutter Health. The investments were made in the TIAA joint venture.
▪The Company now has investments in nine buildings totaling 564,000 square feet in the San Francisco market.
◦In Los Angeles, two buildings for $33.8 million totaling 103,000 square feet and located near the Valley Presbyterian Hospital. The investment was made in the TIAA joint venture. The Company has investments in 22 buildings with over 1.3 million square feet in the Los Angeles market.
•Subsequent to the end of the first quarter, the Company acquired eight medical office buildings totaling 219,000 square feet for $117.6 million.
◦In Atlanta, a 22,000 square foot building for $6.9 million on the campus of A2 rated Wellstar Health's Douglas Hospital. The Company now owns six buildings on this campus totaling 158,000 square feet.
◦In Colorado Springs, two medical office buildings totaling 26,000 square feet for $13.7 million leased to a diverse mix of tenants. The Company now owns five buildings in this cluster totaling 191,000 square feet.
◦In Denver, a 12,000 square foot building for $6.3 million anchored by A- rated CommonSpirit Health. The Company now owns three buildings in this cluster totaling 88,000 square feet.
◦In Houston, a 77,000 square foot building for $36.3 million leased to a diverse mix of tenants. The Company now owns eight buildings in this cluster totaling 516,000 square feet.
◦In Los Angeles, a 34,000 square foot building and a parking garage for $35.0 million adjacent to AA- rated Cedars-Sinai's Huntington Hospital. The Company now owns four buildings in this cluster totaling 200,000 square feet.
◦In Oklahoma City, a 35,000 square foot building for $11.1 million adjacent to A+ rated Mercy Health's Oklahoma City Hospital. The Company now owns four buildings in this market totaling 215,000 square feet.
◦In Seattle, a 13,000 square foot building for $8.4 million adjacent to AA+ rated UW Medicine's Valley Medical Center. The Company now owns five buildings in this cluster totaling 331,000 square feet.
•During the first quarter, the Company settled 0.7 million shares through its forward equity program, generating $22.3 million in net proceeds.
•Net debt to adjusted EBITDA was 5.6 times at the end of the quarter.
•A dividend of $0.31 per share was paid during the quarter, which equaled 82.2% of FAD. For the trailing twelve months, dividends paid equaled 88.4% of FAD.
•A dividend of $0.31 per share is payable on May 27, 2022 for stockholders of record on May 16, 2022.

Strategic transaction update:

•On February 28, 2022, the Company announced an $18 billion strategic combination with Healthcare Trust of America ("HTA"), creating the preeminent medical office building REIT.
•The Company and HTA have received letters of intent from, and are in advanced negotiations with, three institutional investors for a combination of joint venture and asset sales totaling $1.7 billion at a weighted average cap rate of 4.8%. Net proceeds from these transactions are expected to be approximately $1.6 billion. The transactions may occur in separate tranches, with the initial transactions expected to close

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prior to the vote on the merger by the Company and HTA stockholders and the remainder to be completed on or around the closing date of the merger. These transactions are subject to execution of definitive documentation and customary closing conditions.
•The Company and HTA have secured commitments for amended and restated credit facilities, including the following components:
◦a $1.5 billion revolving credit facility;
◦$1.5 billion of term loans, including $650 million of new capacity; and
◦a $1.1 billion term asset sale loan to replace the transaction bridge loan commitment and to backstop the $1.1 billion special cash dividend to HTA shareholders, if needed, depending on the timing of asset sales and joint ventures.
•Immediately following the transaction closing, the Company expects to combine the surviving Healthcare Realty subsidiary with HTA's existing operating partnership to maintain the UPREIT structure going forward. The UPREIT structure will align the combined company's unsecured debt obligations in the operating partnership and provide tax efficient strategies for future acquisitions.
•On May 2, 2022, the Company and HTA filed a preliminary joint merger proxy with the Securities and Exchange Commission ("SEC"). Assuming a customary SEC review timeline, the Company and HTA expect to hold separate special shareholder meetings on or about the same date in early to mid-July for shareholders of record to vote on the merger. The closing of the merger is expected to follow shortly thereafter.
•On May 3, 2022, the Company’s Board of Directors authorized the repurchase of up to $500.0 million of outstanding shares of the Company’s common stock either in the open market or through privately negotiated transactions, subject to market conditions, regulatory constraints, and other customary conditions.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2022, the Company was invested in 263 real estate properties in 23 states totaling 17.9 million square feet and had an enterprise value of approximately $6.1 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 14.8 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2021 under the heading "Risk Factors," and other risks described from time to time thereafter in the Company's SEC filings. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	MARCH 31, 2022	DECEMBER 31, 2021
Real estate properties
Land	$427,422	$387,918
Buildings, improvements and lease intangibles	4,533,583	4,458,119
Personal property	11,639	11,761
Investment in financing receivables, net	112,515	186,745
Financing lease right-of-use assets	71,966	31,576
Construction in progress	7,319	3,974
Land held for development	22,950	24,849
Total real estate investments	5,187,394	5,104,942
Less accumulated depreciation and amortization	(1,351,796)	(1,338,743)
Total real estate investments, net	3,835,598	3,766,199
Cash and cash equivalents	22,694	13,175
Assets held for sale, net	14,961	57
Operating lease right-of-use assets	126,851	128,386
Investments in unconsolidated joint ventures	211,195	161,942
Other assets, net	199,186	189,160
Total assets	$4,410,485	$4,258,919

LIABILITIES AND STOCKHOLDERS' EQUITY
	MARCH 31, 2022	DECEMBER 31, 2021
Liabilities
Notes and bonds payable	$1,907,438	$1,801,325
Accounts payable and accrued liabilities	69,131	86,108
Liabilities of properties held for sale	687	294
Operating lease liabilities	94,636	96,138
Financing lease liabilities	61,732	22,551
Other liabilities	63,979	67,387
Total liabilities	2,197,603	2,073,803
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 151,605 and 150,457 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,516	1,505
Additional paid-in capital	3,999,060	3,972,917
Accumulated other comprehensive loss	(3,736)	(9,981)
Cumulative net income attributable to common stockholders	1,308,385	1,266,158
Cumulative dividends	(3,092,343)	(3,045,483)
Total stockholders' equity	2,212,882	2,185,116
Total liabilities and stockholders' equity	$4,410,485	$4,258,919
1The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED MARCH 31,
	2022	2021
Revenues
Rental income	$138,489	$128,389
Interest from financing receivables, net	1,930	—
Other operating	2,475	1,950
	142,894	130,339
Expenses
Property operating	57,464	52,215
General and administrative	11,036	8,499
Acquisition and pursuit costs	1,303	744
Merger-related costs	6,116	—
Depreciation and amortization	54,041	50,079
	129,960	111,537
Other income (expense)
Gain on sales of real estate assets	44,784	18,890
Interest expense	(13,661)	(13,262)
Loss on extinguishment of debt	(1,429)	—
Impairment of real estate assets	25	(834)
Equity loss from unconsolidated joint ventures	(345)	(74)
Interest and other income (expense), net	(81)	500
	29,293	5,220
Net Income	$42,227	$24,022

Basic earnings per common share - Net income	$0.28	$0.17
Diluted earnings per common share - Net income	$0.28	$0.17

Weighted average common shares outstanding - basic	148,963	138,774
Weighted average common shares outstanding - diluted	149,051	138,871

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED MARCH 31,
	2022	2021
Net income	$42,227	$24,022
(Gain) on sales of real estate assets	(44,784)	(18,890)
Impairment of real estate asset	(25)	834
Real estate depreciation and amortization	55,658	51,311
Unconsolidated JV depreciation and amortization	2,369	813
Funds from operations (FFO)	$55,445	$58,090
Acquisition and pursuit costs [1]	1,303	744
Merger-related costs	6,116	—
Lease intangible amortization	309	(72)
Non-routine legal costs/forfeited earnest money received [2]	91	(500)
Debt financing costs	1,429	—
Unconsolidated JV normalizing items	95	27
Normalized FFO	$64,788	$58,289
Non-real estate depreciation and amortization	460	673
Non-cash interest amortization [3]	711	894
Provision for bad debt, net	143	(79)
Straight-line rent income, net	(1,209)	(1,094)
Stock-based compensation	3,699	3,019
Unconsolidated JV non-cash items	(271)	(357)
Normalized FFO adjusted for non-cash items	68,321	61,345
2nd generation TI	(4,899)	(5,189)
Leasing commissions paid	(3,767)	(1,193)
Capital additions	(2,620)	(2,019)
Maintenance cap ex	(11,286)	(8,401)
Funds available for distribution (FAD)	$57,035	$52,944
FFO per common share - diluted	$0.37	$0.42
Normalized FFO per common share - diluted	$0.43	$0.42
FFO weighted average common shares outstanding - diluted [4]	149,856	139,714

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2In 2022, the Company recorded non-routine legal costs related to disputes with a contractor and a tenant on a violation of use restrictions. In 2021, the Company recorded forfeited earnest money received related to a disposition that did not materialize.
3Includes the amortization of deferred financing costs and discounts and premiums.
4The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 804,415 for the three months ended March 31, 2022.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures. These properties are described in additional detail in Footnote 6 to the Condensed Consolidated Financial Statements.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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